UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): November 10, 2006
MERCANTILE BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32434	37-1149138
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)
440 Maine Street, Quincy, Illinois 62301
(Address of Principal Executive Offices) (Zip Code)
(217) 223-7300
Registrant’s Telephone Number, Including Area Code
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events:
Mercantile Bancorp, Inc. (the “Company”) announced in a November 13, 2006 press release that on November 10, 2006 it completed the acquisition of Royal Palm Bancorp, Inc. of Naples, Florida, and its subsidiary bank The Royal Palm Bank of Florida (“Royal Palm”), in a cash transaction valued at $42.7 million. The acquisition was first announced in late May. Royal Palm is a full-service community bank with three locations in southwest Florida including Naples, Marco Island and South Fort Myers.
The Company said Royal Palm initially adds assets of $157.5 million to the Company. Royal Palm’s loan portfolio as of October 31, 2006 amounted to $124.7 million. Royal Palm also brings with it deposits of $135.8 million. All reported numbers were unaudited at the date of release.
Item 9.01 Exhibits
     (c) Exhibits:

Exhibit
Number	Description

99.1	Press release issued by Mercantile Bancorp, Inc. on November 13, 2006 regarding the completion of the Royal Palm acquisition.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mercantile Bancorp, Inc.
By:	/s/ Dan S. Dugan
	Name:	Dan S. Dugan
	Title:	President, Chief Executive Officer and Chairman

Date: November 13, 2006

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